Exhibit 16.1

February 27, 2025

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Re; Commission File No. 333-174194

Dear Sirs/Madams:

We have read Item 4.01 of, Bimergen Energy Corporation (the “Company”), Form 8-K dated February 26, 2025 and we agree with the statements made therein.

Yours truly,

/s/ Farber Hass Hurley LLP

9301 Oakdale Avenue,Suite 230 Chatsworth, CA 91311

P 818-895-1943 F 818-727-7700

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